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May 13, 2011

Tel: 412/422-9900
Fax: 412/422-3900

Real Estate Group
Penn Liberty Plaza I
1300 Penn Avenue, Suite 300
Pittsburgh, PA 15222-4211

Mr. Sean M. Teague
Partner
FHO Partners
1 International Place
Boston, MA 02110
RE: SEVENTH AMENDMENT TO AGREEMENT OF LEASE DATED MARCH 31, 2011 BY AND BETWEEN THE BUNCHER COMPANY, AS LANDLORD, AND HAEMONETICS CORPORATION, AS TENANT, AS AMENDED BY FIRST AMENDMENT TO AGREEMENT OF LEASE DATED APRIL 30, 1991, AS AMENDED BY SECOND AMENDMENT TO AGREEMENT OF LEASE DATED OCTOBER 18, 2000, AS AMENDED BY THIRD AMENDMENT TO AGREEMENT OF LEASE DATED MARCH 23, 2004, AS AMENDED BY FOURTH AMENDMENT DATED MARCH 12, 2008, AS AMENDED BY FIFTH AMENDMENT TO AGREEMENT OF LEASE DATED OCTOBER 1, 2008, AND AS AMENDED BY SIXTH AMENDMENT TO AGREEMENT OF LEASE DATED JULY 17, 1990 (COLLECTIVELY "THE LEASE") COVERING BUILDINGS 18/18A AND 3 LOCATED IN BUNCHER COMMERCE PARK, LEETSDALE, PA (THE "LEASED PREMISES")
Dear Mr. Teague
Enclosed are three (3) original counterparts of the above referenced Seventh Amendment to Agreement of Lease.
Please have all three (3) counterparts signed and attested and then return same to our office. Upon execution by The Buncher Company, we will return one (1) Seventh Amendment to Agreement of Lease to you for your file.
Should you have any questions regarding this matter, do not hesitate to give me a call.
Very truly yours
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Brian R. Goetz
Executive Vice President-Real Estate Group

SEVENTH AMENDMENT TO AGREEMENT OF LEASE
MADE AS OF THE 31st DAY OF MARCH, 2011
BY AND BETWEEN
THE BUNCHER COMPANY, as Landlord, a Pennsylvania corporation having an office in the City of Pittsburgh, Allegheny County, Pennsylvania
AND
HAEMONETICS CORPORATION, as Tenant, a Massachusetts corporation having its principal place of business in the City of Braintree, Norfolk County, Massachusetts
WHEREAS, the parties hereto have entered into that certain Agreement of Lease dated July 17, 1990; as amended by First Amendment to Agreement of Lease dated April 30, 1991; by Second Amendment to Agreement of Lease dated October 18, 2000; by Third Amendment to Agreement of Lease dated March 23, 2004; by Fourth Amendment to Agreement of Lease dated March 12, 2008; by Fifth Amendment to Agreement of Lease dated October 1, 2008; and by Sixth Amendment to Agreement of Lease dated January 8, 2010 (hereinafter collectively called the "Lease"); along with the renewal letter dated June 8, 2010, exercising the renewal option for the Fourth Renewal Term pursuant to paragraph 3 of the Sixth Amendment to Agreement of Lease, covering certain property known as Buildings 18 and 18A, the Building 18 Expansion Space, and a portion of Building 3 (the "Building #3 Space"), in the Buncher Commerce Park, Borough of Leetsdale, Allegheny County, Pennsylvania, and more particularly described in the Lease and called herein and therein the "Leased Premises;" and
WHEREAS, all terms defined in the Lease and used herein shall have the same meaning herein as in the Lease unless otherwise provided herein; and
WHEREAS, the parties hereto desire to further amend the Lease to (i) extend the term for the Building #3 Space only for one (1) additional year (the "Fifth Renewal Term"), (ii) increase the monthly rental during the Fifth Renewal Term, (iii) provide for further extensions of the term of the Lease as to the Building #3 Space only, and (iv) establish Tenant's right to terminate the Lease with respect to the Building #3 Space only during the Fifth Renewal Term.
NOW, THEREFORE in consideration of the premises and intending to be legally bound, the parties hereto promise, covenant and agree that the Lease be and is hereby amended as follows:

1. TERM: The term of the Lease as it applies to the Building #3 Space only is hereby extended for the Fifth Renewal Term to commence immediately following the expiration of the Fourth Renewal Term. The expiration date of the term of the Lease for the Building #3 Space only, as extended by the Fifth Renewal Term, is hereby changed from March 31, 2011, to March 31, 2012.
2. RENT: Tenant shall pay to Landlord as monthly rental for the Leased Premises the following amounts at the following times:

A.
Tenant shall continue to pay to Landlord on the first (1st) day of each calendar month for the balance of the Fourth Renewal Term, to and including June 1, 2011, as monthly rental for the Leased Premises (i.e. Buildings 18 and 18A, the Building 18 Expansion Space and the Building #3 Space), the amount of $38,942.23.

B.
Beginning on July 1, 2011, and on the first (1st) day of each succeeding calendar month thereafter to and including March 1, 2012, Tenant shall pay to Landlord as monthly rental for the Leased Premises (i.e. Buildings 18 and 18A, the Building 18 Expansion Space and the Building #3 Space) the amount of $42,023.59.

C.
In the event the Fifth Renewal Term terminates or expires for the Building #3 Space for whatever cause, beginning on the first (1st) day of the month following the termination or expiration of the Fifth

Renewal Term, and on the first (1st) day of each calendar month thereafter during the balance of Second Extended Term, Tenant shall pay to Landlord as monthly rental for the Leased Premises (i.e. Buildings 18 and 18A and the Building 18 Expansion Space) the amount of $31,997.49.
The rentals under this paragraph 2 shall be payable in advance, without demand, deduction or set off. All rentals and other sums payable as additional rental under the Lease shall be paid to Landlord at 1300 Penn Avenue, P.O. Box 768, Pittsburgh, PA 15230-0768 or at such other place or to such other person as may be designated by Landlord in writing.
3. RENEWAL OPTION: Provided Tenant has not terminated the Lease pursuant to paragraph 4 of this Seventh Amendment to Agreement of Lease, Tenant shall have the right and option to extend the term of the Lease for the Building #3 Space only for two (2) consecutive terms of one (1) year each (the "Sixth Renewal Term" and the "Seventh Renewal Term," respectively). The Sixth Renewal Term shall commence immediately following expiration of the Fifth Renewal Term, and the Seventh Renewal Term shall commence immediately following expiration of the Sixth Renewal Term, if applicable. So long as Tenant is not in default of the Lease, Tenant may exercise the right to extend the term of the Lease for the Sixth Renewal Term and Seventh Renewal Term only by delivering to Landlord written notice of Tenant's exercise of such right no less than three (3) months prior to the expiration of the extant renewal term, time being of the essence. The terms and conditions of the Fifth Renewal Term shall continue in full force and effect for the Sixth Renewal Term and the Seventh Renewal Term, if applicable, except that the monthly rental for the Leased Premises during the Sixth Renewal Term and the Seventh Renewal Term, if applicable, shall be $42,259.50.
Notwithstanding the above, if Tenant, itself or its affiliate or subsidiary is in default under the Lease or is not in full possession of the Building #3 Space continuously during the last three (3) months of the Fifth Renewal Term or the Sixth Renewal Term, whichever is applicable, and at the commencement of the applicable renewal term, Landlord may, at its option, terminate the Lease as to the Building #3 Space only, as of the last day of the Fifth Renewal Term or the Sixth Renewal Term, whichever is applicable.
4. RIGHT OF TERMINATION: Tenant shall have the right and option to terminate the Lease and the term thereof as to the Building #3 Space only, effective November 30, 2011. To exercise said right, and as conditions precedent to such termination, Tenant shall i) notify Landlord in writing of its intent to terminate no later than September 1, 2011, time being of the essence; ii) pay to Landlord as a termination fee and not as a penalty the amount of $1,229.22, on the first day of the calendar month immediately following the date of the notice, and iii) not be in default of the Lease. Said termination fee is in addition to the monthly rental due under the Lease. If the notice is duly given, the termination fee is paid as aforesaid, and Tenant is not in default under the Lease, the Lease and the term thereof, as to the Building #3 Space only, shall terminate on November 30, 2011, as though such date was the scheduled termination date of the Lease for the Building #3 Space, and the Lease for Buildings 18 and 18A and the Building 18 Expansion Space shall remain in full force and effect.
5. BROKER: Except as provided below, Landlord and Tenant each hereby warrants to the other that no real estate broker has been involved in this transaction on its behalf and that no finder's fees or real estate commissions have been earned by any third party. Tenant hereby agrees to indemnify Landlord and Landlord hereby agrees to indemnify Tenant for any liability or claims for commissions or fees arising from a breach of this warranty by it. The only real estate broker involved in this transaction is FHO Partners whose commission or fee with respect to this transaction shall be paid by Landlord in accordance with that certain letter to Mr. Sean M. Teague dated March 1, 2011.

6. Except as amended and supplemented hereby, all terms and conditions of the Lease shall remain in full force and effect.
WITNESS the due execution hereof on the day and year first written above.

ATTEST:		THE BUNCHER COMPANY

By:		By:
	Bernita Buncher		Thomas J. Balestrieri
	Secretary		President/CEO

ATTEST:		HAEMONETICS CORPORATION

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